UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 12, 2025

Flutter Entertainment plc

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-37403	98-1782229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Madison Avenue New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 930-0950

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value of €0.09 per share	FLUT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

As previously reported on a Form 8-K filed by Flutter Entertainment plc (the “Company”) with the Securities and Exchange Commission on September 12, 2025 (the “Original Form 8-K”), the Company appointed Stefan Bomhard to the Company’s Board of Directors (the “Board”) as a non-executive director, effective as of October 1, 2025. At the time of his appointment, the Board had not yet determined the committees of the Board to which Mr. Bomhard would be appointed. This Amendment No. 1 to the Original Form 8-K is being filed solely to amend and supplement Item 5.02 of the Original Form 8-K, as described below. This Amendment No. 1 makes no other amendments to the Original Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2025, the Board appointed Mr. Bomhard as a member of the Compensation and Human Resources Committee and the Nominating and Governance Committee of the Board, effective as of December 9, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flutter Entertainment plc
(Registrant)

Date: October 23, 2025	By:	/s/ Fiona Gildea
	Name:	Fiona Gildea
	Title:	Deputy Company Secretary and Head of Governance